Exhibit 4.3

                  FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                             MASTER TERMS AGREEMENT

                             Universal Debt Facility
                         Discount and Medium-Term Notes

     AGREEMENT,  dated as of July  28,  2005,  among  the  Federal  Agricultural
Mortgage Corporation ("Farmer Mac") and Holders of Notes (as hereinafter defined).

     WHEREAS, Farmer Mac is a corporation duly organized and existing under the laws of the United States (Title VIII of the Farm Credit Act of 1971, as amended (the "Act")) and has full corporate power and authority to enter into this Master Terms Agreement and to undertake the obligations undertaken by it herein;

     WHEREAS, pursuant to Section 8.6(e) of the Act, Farmer Mac is authorized upon such terms and conditions as it may prescribe, to issue debt obligations in amounts and having maturities and such other terms as Farmer Mac may determine; and

     WHEREAS, to provide funds to permit Farmer Mac to engage in activities consistent with its statutory purposes, Farmer Mac has authorized the issuance, from time to time, pursuant to this Agreement, of unsecured general obligations of Farmer Mac (individually, "Discount Notes" and "Medium-Term Notes;" collectively, "Notes").

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed that the following terms and conditions of this Agreement (including, as to each issue of Medium-Term Notes, any applicable Supplemental Agreement as hereinafter defined) shall govern the Notes and the rights and obligations of Farmer Mac and Holders with respect to the Notes.

                                    ARTICLE I

                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the following meanings, unless the context otherwise requires:

     Act: Title VIII of the Farm Credit Act of 1971, as amended, 12 U.S.C. ss.2279 et seq.

     Agreement:   This  Master  Terms  Agreement,   as  it  may  be  amended  or
supplemented from time to time, and successors thereto.

     Beneficial Owner: The entity or individual that beneficially owns a Discount Note or a Medium-Term Note.

     Book-Entry Regulations: Regulations (12 C.F.R. Part 615.5570) promulgated by the Farm Credit Administration relating primarily to the registration, transfer and pledge of Farmer Mac's book-entry securities.

     Business Day: Unless otherwise specified in a Supplemental Agreement, Business Day means any day other than:

          (a) a Saturday, (b) a Sunday, (c) a day on which the Federal Reserve Bank of New York is closed, (d) as to any Holder of a book-entry Note, a day on which the Federal Reserve Bank that maintains the Holder's account is closed; (e) a day on which banking institutions are closed in (1) the City of New York or (2) if the Specified Payment Currency is other than U.S. dollars or euros, the Principal Financial Center of the country of such Specified Payment Currency, (f) if the Specified Payment Currency is euros, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is not operating, the system is not open for settlements, or a day on which payments in euros cannot be settled in the international interbank market as determined by the Global Agent, or (g) for any required payment, a day on which banking institutions are closed in the place of payment.

     Code: The Internal Revenue Code of 1986, as amended.

     CUSIP Number: A unique nine-character designation assigned to Discount Notes and Medium-Term Notes by the CUSIP Service Bureau of Standard & Poor's Corporation and used to identify each issue of Discount Notes and Medium-Term Notes on the records of the Federal Reserve Bank.

     Discount Notes: Unsecured general obligations of Farmer Mac having a stated maturity of 365 days or less from the date of their original issuance. Discount Notes will be sold on a discounted basis and will be paid only at maturity.

     Extension Period: If the Supplemental Agreement for an issue of Medium-Term Notes specifies a Final Maturity Date, the period of time between the Maturity Date and such Final Maturity Date.

     Fed Book-Entry System: The book-entry system of the Federal Reserve Banks which provides book-entry holding and settlement for U.S. dollar denominated securities issued by the U.S. Government, certain of its agencies, instrumentalities, government-sponsored enterprises and international organizations of which the United States is a member.

     Final Maturity Date: If so specified in a Supplemental Agreement for an issue of Medium-Term Notes, the date one or more whole years beyond the original Maturity Date to which such Maturity Date may be extended.

     Fiscal Agency Agreement: The agreement between Farmer Mac and the Federal Reserve Bank of New York, acting on behalf of the Federal Reserve Banks dated as of June 1, 1996, as the same may be amended from time to time.

     Fiscal Agent: The Federal Reserve Banks.

     Fixed Rate Medium-Term Notes: Medium-Term Notes that bear interest at a fixed rate per annum.

     Floating Rate Medium-Term Notes: Medium-Term Notes that bear interest at a variable rate determined by reference to one or more interest rate or exchange rate indices, or otherwise, as so specified in the Supplemental Agreement applicable to an issue of Medium-Term Notes.

     Holder: Unless otherwise provided in a Pricing Supplement, the entity whose name appears on the books and records of a Federal Reserve Bank as the entity for whose account a Discount Note or Medium-Term Note has been deposited.

     Holding Institutions: Entities eligible to maintain book-entry accounts with a Federal Reserve Bank.

     Identification Number: The Notes will be assigned, as applicable, CUSIP Numbers, Euroclear and Clearstream Common Code Numbers and International Security Identification Numbers ("ISIN").

     Index Currency: The currency (including composite currencies) specified in the applicable Supplemental Agreement as the currency for which LIBOR is calculated. If no such currency is specified in the applicable Supplemental Agreement, the Index Currency shall be United States dollars.

     Interest Payment Date: The date or dates on which interest on Medium-Term Notes will be payable in arrears.

     Interest Payment Period: The period specified in Section 2.06(a).

     Interest Rate Basis: The basis or formula by reference to which the rate of interest on a Floating Rate Medium-Term Note is determined.

     Issue Date: The date on which Farmer Mac issues Notes to Holders.

     LIBOR Notes: A Floating Rate Medium-Term Note the interest payable on which is determined by reference to offered rates in the London interbank market, as specified in the applicable Supplemental Agreement.

     Maturity Date: The date, one day or longer from the Issue Date, on which a Discount Note or Medium-Term Note will mature unless, in the case of Medium-Term Notes, redeemed prior thereto pursuant to Section 2.04(a) hereof or the Maturity Date thereof is extended pursuant to Section 2.04(b) hereof; provided, however, that each issue of Discount Notes will have a Maturity Date that is 365 days or less from its Issue Date and each issue of Medium-Term Notes will have a Maturity Date that is at least nine months and not more than 30 years from its Issue Date as specified in the applicable Supplemental Agreement.

     Medium Term Notes: Unsecured general obligations of Farmer Mac having a term to maturity of at least nine months and not more than thirty years from the date of their original issuance.

     Offering Circular: The Farmer Mac Universal Debt Facility with respect to Medium-Term Notes and Discount Notes Offering Circular dated July 28, 2005, as amended, supplemented and otherwise updated from time to time.

     Optional Redemption Date: If so specified in a Supplemental Agreement for an issue of Medium-Term Notes, the date prior to the Maturity Date on which such Medium-Term Notes may be redeemed.

     Optional Redemption Period: If so specified in a Supplemental Agreement for an issue of Medium-Term Notes, the specified time period prior to the Maturity Date during which such Medium-Term Notes may be redeemed.

     Pricing Supplement: A supplement to the Offering Circular that describes the terms of, and provides pricing and other information for, an issue of Medium-Term Notes or that otherwise amends, modifies or supplements the terms of the Offering Circular.

     Principal Financial Center: the capital city of the country issuing the Specified Payment Currency or the Index Currency, as the case may be, except that for U.S. dollars, Australian dollars, British pounds sterling, Canadian dollars, Euros, Hong Kong dollars and Swiss francs, New York City, Sydney, London, Toronto, Brussels, Hong Kong and Zurich, respectively.

     Principal Payment Date: The Maturity Date (as the same may be extended pursuant to Section 2.04 hereof) or any earlier date of redemption (whether such redemption is in whole or in part) with respect to the principal payable on such date.

     Specified Payment Currency: In the event a Medium-Term Note is not denominated in U.S. dollars, the currency or currency unit, including composite currencies such as the Euro, in which the principal, premium, if any, and interest with respect to such Note are to be paid.

     Spread: The number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases to determine the applicable interest rate on the related Floating Rate Medium- Term Note.

     Spread Multiplier: The constant or variable number by which the Interest Rate Basis or Bases on the related Floating Rate Note will be multiplied to determine the applicable interest rate on such Floating Rate Note.

     Subordinated Notes: Unsecured subordinated obligations of Farmer Mac.

     Supplemental Agreement: An agreement which, as to the related issue of Medium-Term Notes, supplements the other provisions of this Agreement and identifies and establishes the terms of such Medium-Term Notes. A Supplemental Agreement may be documented by a supplement to this Agreement, an Offering Circular, a Pricing Supplement, a confirmation or a term sheet. A Supplemental Agreement may, as to any particular issue of Medium-Term Notes, modify, amend, or supplement the provisions of this Agreement in any respect whatsoever.

     The Depository Trust Company: As the term is defined in Section 3.01(b)(2).

     Treasury Department: United States Department of Treasury.

      The Master Agreement incorporates by reference definitions of terms that are in the Offering Circular where such terms are used in this agreement.

                     ARTICLE II Authorization; Certain Terms

     Section 2.01. Authorization.

     Notes shall be issued by Farmer Mac in accordance with the authority vested in Farmer Mac by Section 8.6(e) of the Act. Discount Notes shall be offered from time to time by Farmer Mac and shall have maturities of one year or less. Medium-Term Notes shall be offered from time to time by Farmer Mac and shall be known by the designation given them, and have the Maturity Dates stated, in the applicable Supplemental Agreement. The indebtedness represented by Discount Notes and Medium-Term Notes shall be unsecured general obligations of Farmer Mac.

     The Notes will be obligations of Farmer Mac only. The Notes, including any interest or return of discount on the Notes, will not be obligations of, or guaranteed as to principal and interest by, the Farm Credit Administration, the United States or any other agency or instrumentality of the United States other than Farmer Mac. Although Farmer Mac may borrow up to $1.5 billion from the Treasury to fulfill its guarantee obligations, Farmer Mac may not borrow from the Treasury to pay its debt obligations, such as the Notes. Although Farmer Mac is an institution of the Farm Credit System, it is not liable for any debt or obligation of any other institution of the Farm Credit System. Neither the Farm Credit System nor any other individual institution of the Farm Credit System is liable for any debt or obligation of Farmer Mac.

     Section 2.02. Minimum Denominations.

     Discount Notes and Medium-Term Notes shall be issued and must be maintained and transferred in minimum principal amounts of $1,000 and $1,000 increments thereof or the equivalent in any Specified Payment Currency, unless otherwise specified in a Supplemental Agreement.

     Section 2.03. Maturity.

     (a) The principal amount of a Discount Note shall become due and payable on its Maturity Date.

     (b) Each Medium-Term Note shall mature on its Maturity Date, as provided in the applicable Supplemental Agreement, unless such Note is redeemed prior thereto or such Maturity Date is extended in accordance with the provisions set forth herein or in any applicable Supplemental Agreement.

      Section 2.04.  Priority.

     Unless the applicable Supplemental Agreement provides otherwise, the Notes will:

     o    be unsecured senior general obligations of Farmer Mac;

     o    have the same priority as other  unsecured  senior debt of Farmer Mac;
          and

     o    rank senior to any Subordinated Notes.

     If the applicable Supplemental Agreement designates an issue of Notes as Subordinated Notes, those Notes will be unsecured subordinated obligations of Farmer Mac that rank junior in right of payment to all of our existing and future senior unsecured obligations, on the terms set forth in the applicable Supplemental Agreement.

     Section 2.05. Optional Redemption of Medium-Term Notes; Extension of Maturity Date.

     (a)  Optional Redemption and Optional Repayment

     If so provided in the Supplemental Agreement for any particular issue of Medium-Term Notes, such Medium-Term Notes may be redeemable, in whole or in part, at the option of Farmer Mac or, in certain limited circumstances, repayable at the option of the Holders, or at the option of both Farmer Mac and the Holders, on an Optional Redemption Date or during an Optional Redemption Period and at a redemption or repayment amount (or the method for determining such amount) as set forth in the applicable Supplemental Agreement relating to such issue of Medium-Term Notes. If the applicable Supplemental Agreement so provides (subject to the provisions set forth in this Agreement), Farmer Mac may exercise its right to redeem the Medium-Term Notes in whole or in part prior to the Maturity Date. If no Optional Redemption Date or Optional Redemption Period for any Medium-Term Note is indicated in the applicable Supplemental Agreement, such Medium-Term Note shall not be redeemable prior to the Maturity Date.

     In order to elect the redemption of a Medium-Term Note redeemable at the option of Farmer Mac, Farmer Mac shall give notice of its intention to redeem such Note to the Holder not less than 5 Business Days nor more than 60 calendar days prior to the Optional Redemption Date or any date during the Optional Redemption Period as of which Farmer Mac intends to redeem such Note, unless the applicable Supplemental Agreement specifies a different notice period. Notice shall be given in the manner provided in Section 6.05.

     In order to elect the redemption of a Medium-Term Note that is repayable at the option of the Holder, the Holder shall, not less than 5 Business Days nor more than 60 calendar days prior to the Optional Redemption Date or any date during an Optional Redemption Period as of which the Holder desires to have Farmer Mac redeem such Note, provide notice to Farmer Mac in the manner provided in Section 6.05 of its intention to have such Note redeemed.

      (b)   Extension of Maturity

     If so specified in the applicable Supplemental Agreement for an issue of Medium-Term Notes, Farmer Mac may have the option to extend the Maturity Date of such Medium-Term Notes for one or more whole year periods up to but not beyond the Final Maturity Date set forth in the Supplemental Agreement. In the case of such an extension, the Supplemental Agreement also shall specify the basis or formula, if any, for determining the interest rate or Spread and/or Spread Multiplier applicable to such Extension Period. The Supplemental Agreement also shall specify any special U.S. federal income tax consideration that would be applicable to such extension.

     Farmer Mac may exercise such option with respect to a Medium-Term Note by notifying the Holder in the manner provided in Section 6.05 of such exercise at least 45 but not more than 60 calendar days prior to the Maturity Date of the Medium-Term Note in effect prior to the exercise of such option, unless the Supplemental Agreement specifies a different notice period. Such notice shall set forth: the election of Farmer Mac to extend the Maturity Date of such Medium-Term Note; the new Maturity Date; in the case of a Fixed Rate Medium-Term Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Medium-Term Note, the Spread and/or Spread Multiplier applicable to the Extension Period; and the provisions, if any, for redemption during the Extension Period, including the Optional Redemption Date or Dates or Optional Redemption Period or Periods and the prices or prices at which such redemption may occur during the Extension Period. Upon the mailing of such notice to the Holder, the Maturity Date of such Medium-Term Note shall be extended automatically as set forth in the notice of extension and, except as modified by the notice and as described in the next paragraph, such Medium-Term Note shall have the same terms as prior to the mailing of such notice.

     Notwithstanding the foregoing, not later than 20 days prior to the original Maturity Date for a Medium-Term Note, Farmer Mac may, at its option, revoke the interest rate, in the case of a Fixed Rate Medium-Term Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Medium-Term Note, provided for in the extension notice and establish a higher interest rate, in the case of a Fixed Rate Medium-Term Note or a higher Spread or greater Spread Multiplier, in the case of a Floating Rate Medium-Term Note, for the Extension Period by mailing to the Holder notice of such new interest rate or Spread or Spread
Multiplier, as the case may be. Such notice shall be irrevocable. All Medium-Term Notes with respect to which the Maturity Date is extended shall bear such higher interest rate, in the case of a Fixed Rate Medium-Term Note or higher Spread or greater Spread Multiplier, in the case of a Floating Rate Medium-Term Note, for the Extension Period.

     If Farmer Mac elects to extend the Maturity Date of a Medium-Term Note, the Holder of such Note may, if provided for in the applicable Supplemental Agreement, have the option to elect redemption of such Note by Farmer Mac on the original Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Medium-Term Note to be so redeemed on the original Maturity Date, the Holder must follow the procedures set forth in subsection (a) of this Section 2.05, except that the period for delivery of such Medium-Term Note or notification to Farmer Mac shall be at least 25 but not more than 35 calendar days prior to the original Maturity Date and except that a Holder who has tendered a Medium-Term Note for redemption pursuant to an extension notice may, by written notice to Farmer Mac in the manner specified in
Section 6.05, revoke any such tender for redemption until the close of business on the fifth day prior to the original Maturity Date.

      Section 2.06.  Payment Terms.

     (a) Interest Payable on Medium-Term Notes. Medium-Term Notes shall bear interest at one or more fixed rates, floating rates or shall not bear interest as specified in the applicable Supplemental Agreement which shall specify the interest rate or exchange rate index or indices pursuant to which interest thereon is determined and the methodology for calculating interest payable thereon and the frequency of making such calculations. Interest on Medium-Term Notes shall be payable in arrears on the Interest Payment Dates specified in the applicable Supplemental Agreement and on the Principal Payment Date. If interest is payable on an issue of Medium-Term Notes, interest will accrue on such issue of Notes during each Interest Payment Period at the applicable interest rate specified in the applicable Supplemental Agreement. The "Interest Payment Period" for any Interest Payment Date is the period from and including the previous Interest Payment Date (or, for the first Interest Payment Date, from and including the Issue Date) to but excluding the next Interest Payment Date. Interest, if any, for an issue of Medium-Term Notes will be based on the 30/360 accrual method described below unless the applicable Supplemental Agreement specifies one or more of the following accrual methods, or day count conventions:

     (i) "30/360" means that interest will be based on a 360-day year consisting of twelve 30-day months.

     (ii) "Actual/360" means that interest will be based on the actual number of days elapsed in a year of 360 days.

     (iii) "Actual/365 (fixed)" means that interest will be based on the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs during a calendar leap year.

     (iv) "Actual/Actual (accrual)" means that interest will be based on the actual number of days elapsed in the Interest Payment Period divided by 365 or, if the day for which interest is being calculated falls in a calendar leap year, divided by 366.

     (v) "Actual/Actual (payment)" means that interest will be based on the actual number of days elapsed in the Interest Payment Period divided by 365 or, if the applicable Interest Payment Date falls in a calendar leap year, divided by 366.

     (b) Principal Amount of Notes. Medium-Term Notes may pay a (i) Fixed Principal Amount equal to par (100% of the outstanding principal amount), or a specified amount above or below par, on the applicable Principal Payment Date; or (ii) a Variable Principal Amount determined by reference to one or more specified interest rates, exchange rates or other indices or formulas. The specific Principal Amount of Notes will be described in the applicable Supplemental Agreement, including with respect to an issue of Variable Principal Amount Notes the specified interest rates, exchange rates or other indices or formulas to be used to calculate the Principal Amount on the applicable Maturity Date, Optional Redemption Date or date of repayment.

     In the event that any withholding or other tax on a payment on any Note should be imposed by any jurisdiction, Farmer Mac shall deduct the amount required to be withheld from such payment and shall not pay additional interest or other amounts, or redeem any Notes prior to maturity, in consequence thereof.

     Section 2.07. Business Day Convention.

     (a) Farmer Mac will only offer a Discount Note having a Maturity Date on a Business Day. If, however, due to events that occur after an issue of Discount Notes the Maturity Date of an issue of Discount Notes no longer falls on a day that is a Business Day, its Maturity Date will become the first Business Day following that day. Farmer Mac will pay interest for the period from the original Maturity Date to (but excluding) the revised Maturity Date based on the percentage of discount at which we issued the Discount Notes.

     (b) With respect to Medium-Term Notes, unless otherwise specified in the applicable Supplemental Agreement, in any case in which an Interest Payment Date or Principal Payment Date is not a Business Day, payment of any interest or premium on or the principal of the Medium-Term Notes shall not be made on such date but shall be made on the next Business Day as if it were made on the date such payment was due. Unless otherwise provided in the applicable Supplemental Agreement, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Principal Payment Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     Section 2.08. Repurchase.

      Farmer Mac reserves the right, in its discretion and at any time, to purchase Discount Notes or Medium-Term Notes at any price or prices in the open market or otherwise. Such Notes may be held, resold or canceled by Farmer Mac.

      Section 2.09.  Reopenings

     Any issue of Medium-Term Notes may be reopened at any time and without the consent of the Holders of an existing issue of Medium-Term Notes by offering additional Medium-Term Notes with the same terms as those of existing
Medium-Term Notes (other than Issue Date, initial Interest Payment Period and offering price, which may vary). The additional and existing Medium-Term Notes will be consolidated and will form a single issue.

     Section 2.10. Corrections

     If a principal or interest payment error occurs on the Notes, Farmer Mac may correct such error by adjusting payments on later Interest Payment Dates or Principal Payment Dates or in any other manner Farmer Mac in its sole discretion considers appropriate; provided, however, that all index values used to determine principal or interest payments are subject to correction within thirty
(30) days from the applicable date of payment. The source of a corrected value must be the same source as that which the calculation agent obtained at the original value. Any amount payable by Farmer Mac due to a correction pursuant to this section will be made to the Holder at the time such payment is made and Farmer Mac has no obligation to make such payment to any person who was a Holder at the time of the principal or interest payment error occurred.

              ARTICLE III Form, Clearance and Settlement Procedures

     Section 3.01. Form

     (a) General

     Unless otherwise specified in the applicable Supplemental Agreement, Notes shall be issued and maintained only on the Fed Book-Entry System and shall not be exchangeable for definitive Notes. If we issue certificated Notes in exchange for book-entry Notes as described below, the certificated Notes will have the same terms as the book-entry Notes for which they were exchanged, except as described below.

     (b) Issuance of Certificated Notes

     A Holder can exchange beneficial interests in book-entry Notes for certificated Notes only under the following circumstances:

     (1)  the exchange is permitted by applicable law; and

     (2) (a) in the case of a book-entry Note held through The Depository Trust Company ("DTC"), DTC notifies us that it is no longer willing or able to act as a depositary or ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, and Farmer Mac cannot find a successor within 90 days after receiving such notice, (b) in the case of a book-entry Note held through another depository, if all of the clearing systems for such book-entry Note are closed for business for 14 consecutive days, or are permanently closed and Farmer Mac cannot find a successor within 90 days, (c) a Holder has initiated a judicial proceeding to enforce the Holder's rights under the book-entry Note in court, and counsel has advised the Holder that it is necessary to have a certificated Note or (d) Farmer Mac, either at a Holder's request and expense or otherwise, in its own discretion, decide to issue certificated Notes.

     In any of the above circumstances, Farmer Mac will execute and deliver certificated Notes to the Holders as soon as practicable.

     (c) Title

     Unless otherwise specified in the applicable Supplemental Agreement, Notes shall be held of record only by Holding Institutions. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities to whose accounts Notes have been deposited shall be the Holders of such Notes. The rights of the Beneficial Owner of a Note with respect to Farmer Mac and a Federal Reserve Bank may be exercised only through the Holder of the Note. Farmer Mac and the Federal Reserve Banks shall have no direct obligation to a Beneficial Owner of a Note that is not also the Holder of the Note. A Federal Reserve Bank shall act only upon the instructions of the Holder in recording transfers of a Note maintained on the Fed Book-Entry System. Farmer Mac and the Federal Reserve Banks may treat the Holders as the absolute owners of Notes for the purpose of making payments in respect thereof and for all other purposes, whether or not such Notes shall be overdue and notwithstanding any notice to the contrary.

     The Holders and each other financial intermediary holding Notes directly or indirectly on behalf of the Beneficial Owners shall have the responsibility of remitting payments for the accounts of their customers. All payments on Notes shall be subject to any applicable law or regulation.

     (d) Fiscal Agent

     The Federal Reserve Banks shall be the fiscal agents for Notes, except in those limited circumstances in which a Note is issued in certificated form, in which case Farmer Mac shall appoint a fiscal agent who will be identified in the applicable Supplemental Agreement.

     In acting under the Fiscal Agency Agreement, the Federal Reserve Banks shall act solely as fiscal agents of Farmer Mac and do not assume any obligation or relationship of agency or trust for or with any Holder of a Note.

     Section 3.02. Clearance and Settlement Procedures.

     (a) General

     Unless otherwise specified in the applicable Supplemental Agreement, Notes shall clear and settle through the Fed Book-Entry System.

     (b) Primary Distribution

     Unless otherwise specified in the applicable Supplemental Agreement, Medium-Term Notes shall be issued and settled through the Fed-Book Entry System in same-day funds and shall be held by designated Holding Institutions. After initial issue, all Medium-Term Notes shall continue to be held by such Holding Institutions in the Fed-Book Entry System unless arrangements are made for the transfer thereof to another Holding Institution.

     (c) Secondary Market Transfers

     Unless otherwise specified in the applicable Supplemental Agreement, transfers of Notes shall take place only in book-entry form on the Fed Book-Entry System. Such transfers shall occur between Holding Institutions in accordance with the rules of the Fed Book-Entry System.

                               ARTICLE IV Payments

     (a) Payment of principal of a Discount Note shall be made in U.S. dollars on the applicable Maturity Date to the Holder thereof as of the end of the Business Day immediately preceding such Maturity Date.

     (b) Medium-Term Notes may be issued with principal and interest payable in U.S. dollars or with principal or interest, or both, payable in a currency other than U.S. dollars or a composite currency or determined by reference to the exchange rate of the U.S. dollar for one or more foreign or composite currencies or Medium-Term Notes with the principal amount payable at maturity and/or interest thereon to be determined by reference to specified indices. Unless otherwise specified in the applicable Supplemental Agreement, payments of principal of and any premium and interest on Medium-Term Notes shall be made in U.S. dollars on the applicable payment dates to Holders thereof as of the end of the Business Day immediately preceding such payment dates.

     (c) Any payment on a Note shall be made by credit of the payment amount to the Holder's accounts at the Federal Reserve Banks. All payments to or upon the order of a Holder shall be valid and effective to discharge the liability of Farmer Mac in respect of the related Note.

      ARTICLE V Events of Default and Remedies Respecting Medium-Term Notes

     Section 5.01. Events of Default.

     An Event of Default with respect to a particular issue of Medium-Term Notes shall consist of (i) any failure by Farmer Mac to pay to Holders of such Medium-Term Notes any required payment that continues unremedied for 30 days;
(ii) any failure by Farmer Mac to perform in any material respect any other covenant or agreement in this Agreement or the Supplemental Agreement, as the case may be, which failure continues unremedied for 60 days after the giving of notice of such failure to Farmer Mac by the Holders of not less than 25% of the outstanding principal amount (or notional principal amount) of such Medium-Term Notes; (iii) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Farmer Mac in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, or sequestrator (or other similar official) of Farmer Mac or for all or substantially all of its property, or order the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (iv) Farmer Mac shall commence a voluntary case under any applicable insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or sequestrator (or other similar official) of Farmer Mac or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     This Section 5.01 shall apply solely to Medium-Term Notes and not to Discount Notes.

     Section 5.02. Rights Upon Event of Default.

     (a) As long as an Event of Default under this Agreement remains unremedied, Holders of not less than 50% of the outstanding principal amount (or notional principal amount) of an issue of Medium-Term Notes to which such Event of Default relates may, by written notice to Farmer Mac, declare such Medium-Term Notes due and payable and accelerate the maturity of such Medium-Term Notes. Upon such acceleration, the principal amount of such Medium-Term Notes, premium if any, and the interest accrued and unpaid interest thereon shall be due and payable.

     (b) No Holder has any right under this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, or for the appointment of a receiver or trustee, or for any other remedy, unless (i) such Holder previously has given to Farmer Mac written notice of the occurrence of an Event of Default and the continuance thereof; (ii) the Holders of not less than 50% of the outstanding principal amount (or notional principal amount) of an issue of Medium Term Notes to which such Event of Default relates have given written notice to Farmer Mac of such Event of Default; and (iii) such Event of Default continues unremedied for a period of 60 days following the date written notice of such Event of Default by the Holders of not less than 50% of the outstanding principal amount (or notional principal amount) of the issue of Medium-Term Notes to which such Event of Default relates has been given to Farmer Mac. No Holder of Medium-Term Notes has any right in any manner whatsoever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain preference or priority over any other such Holder or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the ratable and common benefit of all such Holders.

     (c) Prior to or after the institution of any action or proceeding relating to an issue of Medium-Term Notes, the Holders of not less than 50% of the outstanding principal amount (or notional principal amount) of such Medium-Term Notes may waive an Event of Default, whether or not it has resulted in a declaration of an acceleration of the maturity of such Medium-Term Notes, and may rescind and annul any previously declared acceleration.

     (d) Whenever in this Agreement it is provided that the Holders of a specified percentage in outstanding principal amount (or notion principal amount) of an issue of Medium- Term Notes may take any action (including the making of any demand or request, or the giving of any authorization, notice, consent or waiver), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by a writing, or any number of writings of similar tenor, executed by Holders in person, or by an agent or proxy appointed in writing.

                       ARTICLE VI Miscellaneous Provisions

     Section 6.01. Binding Effect of this Agreement.

     (a) By receiving and accepting a Note, each Holder, financial intermediary and Beneficial Owner of such Note unconditionally agrees, without any signature or further manifestation of assent, to be bound by the terms and conditions of this Agreement, as supplemented, modified, or amended pursuant to its terms.

     (b) This Agreement shall be binding upon and inure to the benefit of any successor to Farmer Mac.

     Section 6.02. Conditions to Payment, Transfer or Exchange.

     Farmer Mac shall have the right to require a Holder of a Note, as a condition to payment of principal of such Note, in the case of a Discount Note, or principal of and any premium and interest on such Note, in the case of a Medium-Term Note, or as a condition to transfer or exchange of a Note, to present at such place as Farmer Mac shall designate a certificate in such form as Farmer Mac may from time to time prescribe, to enable Farmer Mac to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which Farmer Mac, any Federal Reserve Bank or foreign jurisdiction may be required to deduct or withhold from payments in respect of such Note under any present or future law of the United States or jurisdiction therein or any regulation or interpretation of any taxing authority thereof and
(ii) any reporting or other requirements under such laws, regulations or interpretations. Farmer Mac shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law, regulation or interpretation, and shall be entitled to act in accordance with such determination.

     Section 6.03. Amendment.

     (a) Farmer Mac may modify, amend and supplement this Agreement or any Supplemental Agreement and the terms of an issue of Discount Notes or Medium-Term Notes, without the consent of the Holder or Holders, (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision or to make any other provision with respect to matters or questions arising under this Agreement or any Supplemental Agreement or the terms of any Note that are not inconsistent with any other provision of this Agreement or such Supplemental Agreement or Note, (ii) to add to the covenants of Farmer Mac for the benefit of the Holders or surrender any right or power conferred upon Farmer Mac, (iii) to evidence the succession of another entity to Farmer Mac and its assumption of the covenants of Farmer Mac, (iv) for the purpose of conforming the terms of an issue of Notes to, or curing any ambiguity or discrepancy resulting from any changes in, the Book-Entry Regulations or any regulation or document that the Book-Entry Regulations make applicable to book-entry securities of Farmer Mac, (v) for the purpose of increasing the amount of an issue of Discount Notes or Medium-Term Notes or (vi) in any manner that Farmer Mac may determine and that will not adversely affect in any material respect the interests of Holders at the time of such modification, amendment or supplement.

     (b) In addition, either (i) with the written consent of the Holders of at least a majority of the aggregate then outstanding principal amount of an issue of Discount Notes or Medium- Term Notes affected thereby, excluding any such Discount Notes or Medium-Term Notes owned by Farmer Mac, or (ii) by the adoption of a resolution at a meeting of Holders at which a quorum is present, by the Holders of at least a majority of the aggregate then outstanding principal amount of an issue of Discount Notes or Medium-Term Notes represented at such meeting, excluding any such Discount Notes or Medium-Term Notes owned by Farmer Mac, Farmer Mac may from time to time and at any time modify, amend or supplement the terms of an issue of Discount Notes or Medium-Term Notes for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of such Discount Notes or Medium-Term Notes or modifying in any manner the rights of the Holders; provided, however, that no such modification, amendment or supplement may, without the written consent or affirmative vote of each Holder of a Discount Note or Medium-Term Note, as the case may be, (i) subject to Section 2.04(b), change the Maturity Date of such Discount Note or the Maturity Date or any Interest Payment Date of such Medium-Term Note, (ii) materially modify the redemption or repayment provisions, if any, relating to the redemption or repayment price of, or any redemption or repayment date or period for, such Medium-Term Note, (iii) in the case of a Discount Note, reduce the principal amount of such Discount Note or materially modify the percentage of discount at which such Discount Note was issued, (iv) in the case of a Medium- Term Note, reduce the principal amount of, or materially modify the rate of interest or the calculation of the rate of interest on, such Medium-Term Note, or (iv) reduce the percentage of Holders whose consent or affirmative vote is necessary to modify, amend or supplement the terms of an issue of Discount Notes or Medium-Term Notes. A quorum at any meeting of Holders called to adopt a resolution shall be Holders entitled to vote a majority of the then aggregate outstanding principal (or notional principal) amount of an issue of such Discount Notes or Medium-Term Notes called to such meeting and, at any reconvened meeting adjourned for lack of a quorum, 25% of the then aggregate outstanding principal (or notional principal) amount of such issue of Discount Notes or Medium-Term Notes, in both cases excluding any such Discount Notes or Medium-Term Notes owned by Farmer Mac. It shall not be necessary for the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent or resolution approves the substance of such change.

     (c) Farmer Mac may establish a record date for the determination of Holders entitled to vote at any meeting of Holders of Discount Notes or Medium-Term Notes, to grant any consent in respect of Discount Notes or Medium-Term Notes and to receive notice with respect to any such meeting or consent.

     (d) Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such modification, amendment or supplement shall be irrevocable once given and shall be conclusive and binding on all subsequent Holders of such Note or any Note issued, directly or indirectly, in exchange or substitution therefor, irrespective of whether or not notation in regard thereto is made thereon. Any modification, amendment or supplement of this Agreement or of the terms of Notes shall be conclusive and binding on all Holders of Notes affected thereby, whether or not they have given such consent or were present at any meeting (unless by the terms of this Agreement a written consent or an affirmative vote of such Holders is required).

     Section 6.04. Securities Owned by Farmer Mac.

     Farmer Mac may, from time to time, repurchase or otherwise acquire all or a portion of any issue of Discount Notes or Medium-Term Notes. Any Discount Notes or Medium-Term Notes owned by Farmer Mac shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among such Notes, except that in determining whether the Holders of the required percentage of the outstanding principal amount (or notional principal amount) of an issue of Discount Notes or Medium-Term Notes have given any required demand, authorization, notice, consent or waiver under this Agreement, any Discount Notes or Medium-Term Notes owned by Farmer Mac or any person directly or indirectly controlling or controlled by or under direct or indirect common control with Farmer Mac shall be disregarded and deemed not to be outstanding for the purposes of such determination.

     Section 6.05. Notice.

     (a) Any notice, demand or other communication which by any provision of this Agreement is required or permitted to be given to or served upon any Holder may be given or served in writing by deposit thereof, postage prepaid, in the mail, addressed to such Holder as such Holder's name and address may appear in the records of Farmer Mac, a Federal Reserve Bank, or by transmission to such Holder through the communication system linking the Federal Reserve Banks. Such notice, demand or other communication to or upon any Holder shall be deemed to have been sufficiently given or made, for all purposes, upon mailing or transmission.

     (b) Any notice, demand or other communication which by any provision of this Agreement is required or permitted to be given to or served upon Farmer Mac shall be given in writing addressed (until another address is published by Farmer Mac) as follows: Federal Agricultural Mortgage Corporation, 1133
Twenty-First Street, N.W., Suite 600, Washington, DC 20036 Attention: Vice President - General Counsel. Such notice, demand or other communication to or upon Farmer Mac shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by Farmer Mac.

     Section 6.06. Governing Law.

     This Agreement, each Supplemental Agreement and the rights and obligations of the Holders and Farmer Mac with respect to the Notes shall be construed in accordance with and governed by the laws of the United States. Insofar as there may be no applicable precedent, and insofar as to do so would not frustrate the purposes of the Act or any provision of this Agreement or the transactions governed thereby, the laws of the State of New York shall be deemed reflective of the laws of the United States.

     Section 6.07. Headings.

     The Article, Section and Subsection headings are for convenience only and shall not affect the construction of this Agreement.


                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION